Exhibit 4.2

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#
SERIES A COMMON STOCK PAR VALUE $0.01 EACH SERIES A COMMON STOCK PAR VALUE $0.01 EACH A. H. BELO CORPORATION Certificate Number ZQ00000000 Shares 000000 000000 000000 000000 000000 INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS THIS CERTIFIES THAT is the owner of MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE CUSIP 001282 10 2 SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO FULLY PAID AND NONASSESSABLE SHARES OF SERIES A COMMON STOCK OF A. H. Belo Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Formation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Chairman of the Board Secretary DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR SECURITY INSTRUCTIONS ON REVERSE By AUTHORIZED SIGNATURE A. H. BELO CORPORATION CORPORATE SEAL 2007 TEXAS A123456

A. H. BELO CORPORATION THE CORPORATION IS AUTHORIZED BY ITS CERTIFICATE OF FORMATION TO ISSUE THREE SERIES OF COMMON STOCK (SERIES A, SERIES B, AND SERIES C) AND MORE THAN ONE SERIES OF PREFERRED STOCK. THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SUCH CLASS OR SERIES, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE SUCH DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS, ARE STATED IN THE CERTIFICATE OF FORMATION. UPON WRITTEN REQUEST OF THE RECORD HOLDER OF THIS CERTIFICATE TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, A COPY OF THE CERTIFICATE OF FORMATION WILL BE FURNISHED WITHOUT CHARGE TO SUCH RECORD HOLDER. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT -Custodian (Cust) (Minor) TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act (State) JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF TRF MIN ACT - Custodian (until age) (Cust) under Uniform Transfers to Minors Act (Minor) (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value sell(s), assign(s), and transfer(s) unto (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises. Dated: 20 Signature(s) Guaranteed: Signature(s) Guaranteed: NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.
If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state. Security instructions this is watermarked paper do not accept without noting watermark hold light to verify watermark